                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

  DATE OF REPORT  (DATE OF EARLIEST EVENT REPORTED): October 7, 1997


                               _________________


                                  YAHOO! INC.

             (Exact name of registrant as specified in its charter)

                                    0-26822
                            (Commission File Number)

     California                                       77-0398689
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                   Identification No.)



                       3400 Central Expressway, Suite 201
                         Santa Clara, California 95051
            (Address of principal executive offices, with zip code)


                                 (408) 731-3300
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

     On October 7, 1997, Yahoo! Inc., a California corporation ("Yahoo!"), entered into an Agreement and Plan of Reorganization ("Agreement") by and among Yahoo!, ST Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Yahoo!, and Four11 Corporation, a California corporation ("Four11"). In the merger, all outstanding shares of Four11 common stock, Four11 preferred stock, options to purchase Four11 stock, and warrants to purchase Four11 stock will be converted into an aggregate of 1,654,099 shares and options and warrants to purchase shares of Yahoo! common stock. All outstanding options to purchase Four11 stock will be assumed by Yahoo! and converted into options to purchase Yahoo! common stock, and all outstanding warrants to purchase Four11 stock will be assumed by Yahoo! and converted into warrants to purchase Yahoo! common stock, in each case with such adjustments to the number of shares subject to such options and warrants and to the exercise prices thereunder as shall be appropriate to reflect the appropriate conversion ratios determined pursuant to terms of the Agreement. It is intended that the transaction qualify as a tax-free reorganization for federal income tax purposes and that the merger be accounted for on a pooling of interests basis.

     The merger is subject to various conditions, including the consent of holders of (i) a majority of the shares of Four11 Common Stock entitled to vote,
(ii) a majority of the outstanding shares of Four11 Series A Preferred Stock entitled to vote, and (iii) a majority of the outstanding shares of Four11 Series B Preferred Stock entitled to vote, each voting as a separate class. In connection with the execution of the Agreement, Yahoo! has entered into agreements with Michael Santullo, Larry Drebes, Draper Fisher Associates Fund III, L.P., Draper Fisher Partners L.L.C., 4C Ventures, L.P., and Labrador Ventures II, L.P. in which they have agreed to vote their shares of Four11 capital stock in favor of the merger and have granted Yahoo! proxies to vote their shares at any Four11 shareholder meeting convened to consider the merger. These shareholders own approximately 97% of the outstanding shares of Four11's Series A Preferred Stock, 75% of the outstanding shares of Four11's Series B Preferred Stock, and 86% of the outstanding shares of Four11's Common Stock. In addition, Four11 may terminate the Agreement prior to the effective time of the merger if the average closing sales price of Yahoo!'s common stock for the five trading days immediately preceding the date on which all closing conditions are met shall be less than $35.97 per share

      Also, in connection with the execution of the Agreement certain employees of Four11 entered into Noncompetition Agreements with Yahoo! The effectiveness of these Noncompetition Agreements is contingent upon the consummation of the merger.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.


                               2.1  Agreement and Plan of Reorganization dated as of October 7,
                                    1997, by and among Yahoo! Inc., ST Acquisition Corporation, and Four11 Corporation.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     YAHOO! INC.


Date:  October 10, 1997  By:     /s/ Gary Valenzuela
                                 Gary Valenzuela
                                 Vice President, Finance and Administration, and
                                 Chief Financial Officer
                                 (Principal Financial Officer)
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                                  YAHOO! INC.

                               INDEX TO EXHIBITS




      Exhibit Number                            Description
      --------------                            -----------

           2.1 Agreement and Plan of Reorganization dated as of October 7, 1997, by and among Yahoo! Inc., ST Acquisition Corporation, and Four11 Corporation.